Exhibit 10.14

AMENDMENT NO. 2

TO

ADVISORY AGREEMENT

This amendment no. 2 to that certain Advisory Agreement dated as of November 8, 2005 (the “Advisory Agreement”) between KBS Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of August 8, 2006 (the “Amendment”). This Amendment supersedes and replaces Amendment No. 1 to the Advisory Agreement dated as of July 18, 2006. Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to advance the Company a portion of the Operating Expenses that the Company has incurred through the date hereof and agreed to be repaid this advance only upon the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Notwithstanding anything contained in Article 9 of the Advisory Agreement to the contrary, the Advisor hereby agrees to advance funds (the “Advance”) to the Company equal to the cumulative amount of distributions declared by the Company for the period ending October 31, 2006 less the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through October 31, 2006, provided that in no event will the amount of the Advance be more than the cumulative amount of distributions declared by the Company for the period ending October 31, 2006. Advisor further agrees that the Company will only be obligated to reimburse the Advisor for the Advance if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s Stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on Invested Capital for the Company’s Stockholders for the period from July 18, 2006 through the date of such reimbursement. Advisor understands and agrees that no interest shall accrue on the Advance being made under this Amendment.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	Schreiber Real Estate Investments, L.P., a Manager

	By:	Schreiber Investments, LLC, as general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager